Exhibit 99.4

POWER OF ATTORNEY

The undersigned hereby appoints Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld and Kenneth R. Marlin, or any of them, his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, any settlement agreement, any amendments to any of the foregoing and any related documentation which may be required to be filed in his individual capacity as a result of the undersigned’s beneficial ownership of, or participation in a group with respect to, securities directly or indirectly beneficially owned by Starboard Value and Opportunity Master Fund Ltd, Starboard Value and Opportunity S LLC, Starboard Value LP, Starboard Value GP LLC, Starboard Principal Co LP and Starboard Principal Co GP LLC or any of their respective affiliates, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld and Kenneth R. Marlin, or any of them, under this Power of Attorney shall continue with respect to the undersigned until revoked in writing.

Date: September 15, 2011

/s/ Jeffrey C. Smith
Jeffrey C. Smith

/s/ Mark R. Mitchell
Mark R. Mitchell

/s/ Peter A. Feld
Peter A. Feld

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Jeffrey C. Smith and Peter A. Feld, or either of them, the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Insperity, Inc. (the “Company”) directly or indirectly beneficially owned by Starboard Value LP or any of its affiliates (collectively, the “Starboard Group”). Such action shall include, but not be limited to:

1. executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by the Starboard Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company;

2. executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company;

3. executing for and on behalf of the undersigned all Joint Filing Agreements or similar documents pursuant to which the undersigned shall agree to be a member of the Starboard Group;

4. performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

5. taking any other action of any type whatsoever in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Starboard Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of January 2015.

/s/ Ken Traub
KEN TRAUB